Exhibit 99.1

                  Contacts:      Bill Chardavoyne
                                 Chief Financial Officer
                                 (310) 255-2229
                                 bchardavoyne@activision.com

                                 Kristin Mulvihill Southey
                                 Vice President, Investor Relations
                                 (310) 255-2635
                                 ksouthey@activision.com


                                 Maryanne Lataif
                                 Vice President, Corporate Communications
                                 (310) 255-2704
                                 mlataif@activision.com


          ACTIVISION REPORTS RECORD Q4 AND FISCAL 2005 YEAR END RESULTS

   - Fiscal 2005 Net Revenues Increased 48% Year Over Year to $1.4 Billion -
                                       -
      - Fiscal 2005 Net Income Grows 78% Year Over Year to $138 Million -

          - Performance Marks 13 Consecutive Years of Revenue Growth -

                   - Q4 Net Revenues Up 25% Year Over Year -

     SANTA MONICA, CA - May 5, 2005 - Activision, Inc. (Nasdaq: ATVI) today announced record net revenues for the fourth quarter and fiscal year ended March 31, 2005.

     Net revenues for the fiscal year ended March 31, 2005 were a record $1405.9 million, or 48% higher, as compared to $947.7 million for the fiscal year ended March 31, 2004. Net income for the fiscal year was a record $138.3 million, or $0.66 per diluted share, a 78% increase over net income of $77.7 million, or $0.40 per diluted share reported for the last fiscal year.

     Net revenues for the fourth quarter ended March 31, 2005 were $203.9 million, an increase of 25%, as compared to $162.9 million that the company reported for the fourth quarter of the last fiscal year. For this fiscal year's fourth quarter, the company reported net income of $3.6 million, or earnings per diluted share of $0.02, which is $0.02 higher than the company's prior guidance. Net income for the fiscal year 2004 fourth quarter was $6.7 million, or earnings per diluted share of $0.03.

                                     (more)

Activision Reports Record Fiscal Year 2005 Earnings Results

     Robert Kotick, Chairman and CEO of Activision, Inc. commented, "Fiscal 2005 was another record year for Activision. We delivered the highest net revenues, operating margin and earnings in the company's history. Our net revenues reached $1.4 billion, which was driven by an increase in the number of million-unit selling games year over year. We have one of the industry's strongest balance sheets with $841 million of cash and short-term investments and for the trailing 12 months our free cash flow was a record $200 million and return on invested capital was 45%. Perhaps most importantly, our gain in shareholders' equity in fiscal 2005 was $267 million. Since fiscal 2000, our shareholders' equity has increased from $132 million to $1.1 billion, a 53% rate compounded annually."

     Kotick added, "We entered fiscal 2006 with the largest installed base of video gaming platforms in the industry's history and, we believe, our strongest product release slate ever. Our lineup includes new versions of our top-selling franchises -- Tony Hawk, Spider-Man, Shrek, Call of Duty, DOOM, X-Men, True Crime and Quake -- as well as, Fantastic Four, Madagascar, The Movies and an original property from the development team behind the Tony Hawk series. We have more depth in our portfolio of franchises, and with over 1,000 talented team members in our internal studios, we have one of the strongest product development operations in the industry. We remain enthusiastic about our long-term prospects and our operating margin expansion programs should enable us to continue delivering long-term value to our shareholders."

Business Highlights

     Activision's fiscal year end results were driven by record worldwide sales of several titles across all platforms. As a result of these strong sales the company's domestic publishing net revenues increased 56% and its international publishing revenues grew 72%. The company ended the fiscal year with two top-10 best-selling games across the console and handheld platforms in the U.S. - Spider-Man 2(TM) and Tony Hawk's Underground 2 - and three top-10 best-selling PC games in the U.S. - DOOM 3(TM), Rome: Total War(TM) and Call of Duty(TM), according to NPD.

     During the fourth quarter, the company released Spider-Man 2 and Tony Hawk's Underground 2 Remix for the PSP simultaneously with the North American release of the new handheld platform, as well as three titles from LucasArts that were released in Europe -- Star Wars(R) Knights of the Old Republic(R) II:
The Sith Lords(TM), Mercenaries(TM) and Star Wars Republic Commando(TM).

Other business highlights are as follows:

     o Spider-Man 2(R) for the Nintendo DS topped the charts as the #1 best-selling third-party title for the platform during the holiday period in the U.S., and the #3 best-selling third-party title in the U.K., according to NPD Funworld and Chart Track.

                                     (more)

Activision Reports Record Fiscal Year 2005 Earnings Results

     o During the quarter, Tony Hawk's Underground 2 Remix, ranked as the #3 best-selling third-party title for the new PSP platform, according to NPD Funworld.

     o During the fiscal year, we grew our publishing revenues from the handheld platform by 456% or $114 million to $139 million.

     o During the fiscal year, Activision's Call of Duty franchise established itself as the best-selling console game franchise based on a new intellectual property.

     o For calendar 2004, Spider-Man 2 was the #1 best-selling movie-based game in the U.S. and Shrek 2 was the #1 best-selling children's video game in the U.S., according to NPD Funworld.

     o On January 20, 2005, Activision announced that the company further strengthened its next-generation development capabilities through the acquisition of game developer Vicarious Visions, the creative studio behind the #1 best-selling third-party Nintendo DS title, Spider-Man 2.

     o On May 3, 2005, Activision announced that the company acquired game developer Toys For Bob. As a result of the acquisition, Activision now has approximately 1,000 employees engaged in its studio operations.

     During the fourth quarter, the Board of Directors approved a four-for-three split of its outstanding common shares. The split was approved on February 23, 2005 and was paid on March 22, 2005 to shareholders of record as of the close of business on March 7, 2005.

     We have already seen a strong start to the first quarter of fiscal year 2006 with the releases of DOOM 3 for the Xbox and the DOOM 3: Resurrection of Evil expansion pack for the PC. The remainder of our fist quarter slate is being driven by games based on two highly anticipated summer movie releases, "Madagascar" and "Fantastic Four."

Company Outlook

     Activision reaffirmed its net revenues and earnings per diluted share outlook for fiscal 2006 of $1.43 billion in net revenues and earnings per diluted share of $0.68. For the first quarter of the fiscal year 2006, the company expects net revenues of $200 million and a loss per share of $0.03.

                                     (more)

Activision Reports Record Fiscal Year 2005 Earnings Results

Non-GAAP Financial Measures

The company's press release includes the non-GAAP financial measures of "free cash flow" and "return on invested capital." A reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measure appears at the end of this press release.

Conference Call

     Today at 4:30 p.m. EDT, Activision's management will host a conference call and Webcast to discuss its fiscal 2005 year-end results and outlook for fiscal 2006. The company welcomes all members of the financial and media communities to visit the "Investor Relations" area of www.activision.com to listen to the conference call via a live Webcast or to listen to the call live by dialing into
(719) 457-2657 in the U.S.

About Activision

Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted net revenues of $1.4 billion for the fiscal year ended March 31, 2005.

Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Italy, Japan, Australia, Scandinavia and the Netherlands. More information about Activision and its products can be found on the company's World Wide Web site, which is located at www.activision.com.

Note: The statements made in this press release that are not historical facts are "forward-looking" statements. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The company cautions readers of this press release that a number of important factors could cause Activision's actual future results to differ materially from those expressed in any such forward-looking statements.

Such factors include, without limitation, product delays, retail acceptance of our products, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities.

These important factors and other factors that potentially could affect the company's financial results are described in our filings with the Securities and Exchange Commission, including the company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers of this press release are referred to such filings. The company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the company's assumptions or otherwise. The company undertakes no obligation to release publicly any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                               (Tables to Follow)

                                     (more)

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

                                                          Year ended
                           Quarter ended March 31,         March 31,
                              2005        2004         2005         2004

                          ----------  ------------  -----------  -----------
                                        Restated                  Restated
                          ----------  ------------  -----------  -----------

Net revenues               $203,861    $162,897     $1,405,857   $947,656
Costs and expenses:
 Cost of sales
    - product costs         130,190      91,239        658,949    475,541
 Cost of sales
    - software royalties
     and amortization         6,954       9,169        123,800     59,744
 Cost of sales
    - intellectual
     property licenses        4,400       4,854         62,197     31,862
 Product development         20,489      18,031         86,543     97,859
 Sales and marketing         29,842      26,196        230,058    128,221
 General and administrative  14,885       8,765         59,739     44,612
                           --------    --------      ---------   --------

  Total operating expenses  206,760     158,254      1,221,286    837,839

Operating income (loss)      (2,899)      4,643        184,571    109,817
Investment income, net        5,138       2,050         13,092      6,175

Income before
 provision (benefit) for
 income taxes                2,239        6,693        197,663    115,992
Provision (benefit)
 for income taxes           (1,334)          29         59,328     38,277
                           --------    --------      ---------   --------

Net income                   $3,573      $6,664       $138,335    $77,715
                           ========    ========      =========   ========

Basic earnings
 per share                    $0.02       $0.04          $0.74      $0.44
Weighted average
 common shares outstanding  195,413     180,735        187,517    177,665

Diluted earnings
 per share                    $0.02       $0.03          $0.66      $0.40
Weighted average
 common shares
 outstanding assuming
 dilution                   215,614     200,307        209,145    193,191


Share and earnings per share data have been restated to reflect our four-for-three stock split for shareholders of record as of March 7, 2005, paid March 22, 2005.

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
                                           March 31,      March 31,
                                             2005           2004
                                        -------------   -------------
ASSETS
 Current assets:
   Cash, cash equivalents and
     short-term investments             $  840,864      $  587,649
   Accounts receivable, net                109,144          62,577
   Inventories                              48,018          26,427
   Software development                     73,096          58,320
   Intellectual property licenses           21,572          32,115
   Deferred income taxes                     6,760          26,127
   Other current assets                     23,010          18,660
                                        ----------      ----------
     Total current assets                1,122,464         811,875
                                        ==========      ==========

   Software development                     18,518          28,386
   Intellectual property licenses           14,154          16,380
   Property and equipment, net              30,490          25,539
   Deferred income taxes                    28,041           9,064
   Other assets                              1,635           1,080
   Goodwill                                 91,661          76,493
                                        ----------      ----------
     Total assets                        1,306,963      $  968,817
                                        ==========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Accounts payable                     $  108,984      $   72,874
   Accrued expenses                         98,067          63,205
                                        ----------      ----------
     Total liabilities                     207,051         136,079
                                        ==========      ==========

 Shareholders' equity:
   Common stock                                  -               -
   Additional paid-in capital              741,680         758,626
   Retained earnings                       346,614         208,279
   Treasury stock                                -        (144,128)
   Accumulated other
    comprehensive income                    11,618           9,961
                                        ----------      ----------
     Total shareholders' equity          1,099,912         832,738
                                        ----------      ----------
     Total liabilities and
       shareholders' equity             $1,306,963      $  968,817
                                        ==========      ==========

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter and Year Ended March 31, 2005 and 2004
(Amounts in thousands)

                                                                                                              Percent
                                                                                                              Increase
                                                                    Quarter Ended                            (Decrease)
                                              March 31, 2005                          March 31, 2004
                                          Amount        % of Total                Amount      % of Total

Geographic Revenue Mix
         United States               $   69,087            34%                  $ 65,509       40%               5%
         International                  134,774            66%                    97,388       60%              38%
                                     ----------           ----                  --------      ----            -----
         Total net revenues          $  203,861           100%                  $162,897      100%              25%
                                     ==========           ====                  ========      ====            =====

Activity/Platform Mix
Publishing:
         Console                     $   66,878            33%                  $ 68,919       42%              -3%
         Hand-held                       33,353            16%                     2,795        2%            1093%
         PC                              30,398            15%                    24,896       15%              22%
                                     ----------           ----                  --------      ----            -----
         Total publishing            $  130,629            64%                  $ 96,610       59%              35%
                                     ==========           ====                  ========      ====            =====

Distribution:
         Console                     $   52,826            26%                  $ 52,293       32%               1%
         Hand-held                        8,148             4%                     3,802        3%             114%
         PC                              12,258             6%                    10,192        6%              20%
                                     ----------           ----                  --------      ----            -----
         Total distribution          $   73,232            36%                  $ 66,287       41%              10%
                                     ----------           ----                  --------      ----            -----
         Total net revenues          $  203,861           100%                  $162,897      100%              25%
                                     ==========           ====                  ========      ====            =====

                                                                                                              Percent
                                                                                                              Increase
                                                                    Year Ended                               (Decrease)
                                              March 31, 2005                          March 31, 2004
                                          Amount        % of Total                Amount      % of Total
Geographic Revenue Mix
         United States               $  696,325            50%                  $446,812       47%              56%
         International                  709,532            50%                   500,844       53%              42%
                                     ----------           ----                  --------      ----            -----
         Total net revenues          $1,405,857           100%                  $947,656      100%              48%
                                     ==========           ====                  ========      ====            =====

Activity/Platform Mix
Publishing:
         Console                     $  713,947            51%                  $508,418       54%              40%
         Hand-held                      138,695            10%                    24,945        2%             456%
         PC                             220,087            15%                   132,369       14%              66%
                                     ----------           ----                  --------      ----            -----
         Total publishing            $1,072,729            76%                  $665,732       70%              61%
                                     ==========           ====                  ========      ====            =====

Distribution:
         Console                     $  256,452            18%                  $223,802       24%              15%
         Hand-held                       23,282             2%                    18,361        2%              27%
         PC                              53,394             4%                    39,761        4%              34%
                                     ----------           ----                  --------      ----            -----
         Total distribution          $  333,128            24%                  $281,924       30%              18%
                                     ----------           ----                  --------      ----            -----
         Total net revenues          $1,405,857           100%                  $947,656      100%              48%
                                     ==========           ====                  ========      ====            =====


ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter and Year Ended March 31, 2005 and 2004




                                           Quarter Ended       Quarter Ended           Year Ended                 Year Ended
                                           March 31, 2005      March 31, 2004        March 31, 2005             March 31, 2004
Publishing Net Revenues

         PC                                    23%                  26%                      21%                      20%
------------------------------------        -----------        ------------             ------------             ------------
         Console                               51%                  71%                      66%                      76%
------------------------------------        -----------        ------------             ------------             ------------
           PlayStation  2                      25%                  41%                      39%                      43%
           Microsoft Xbox                      22%                  23%                      18%                      22%
           Nintendo GameCube                    3%                   4%                       9%                       8%
           Playstation                          1%                   3%                       0%                       3%

         Hand-held                             26%                   3%                      13%                       4%
------------------------------------        -----------        ------------             ------------             ------------
           Game Boy Advance                     7%                   3%                       9%                       4%
           Nintendo Dual Screen                 4%                   0%                       2%                       0%
           Portable Sony PlayStation           15%                   0%                       2%                       0%
------------------------------------        -----------        ------------             ------------             ------------
         Total publishing net revenues        100%                 100%                     100%                     100%
======================================      ===========        ============             ============             ============


ACTIVISION, INC. AND SUBSIDIARIES
Non-GAAP Disclosures
Free Cash Flow

(In thousands)

                                               Three Months      Three Months     Three Months     Three Months       Three Months
                                                  Ended             Ended            Ended            Ended              Ended
                                               03/31/2005          12/31/04         9/30/04          6/30/04            3/31/04

Net Cash Provided by (Used In) Operating
  Activities                                   $  118,931        $   85,668       $   62,846         $(52,136)         $ 21,069

Less: Capital Expenditures                     $   (6,911)       $   (3,587)      $   (2,562)        $ (1,881)         $ (2,521)
                                               ----------        ----------       ----------         --------          --------
Free Cash Flow                                 $  112,020        $   82,081       $   60,284         $(54,017)         $ 18,548
Trailing Twelve Month Free Cash Flow           $  200,368        $  106,896       $  121,998         $ 30,779          $ 55,427



ACTIVISION, INC. AND SUBSIDIARIES
Non-GAAP Disclosures
Return on Invested Capital
(In thousands)

                                               Three Months      Three Months     Three Months     Three Months       Three Months
                                                  Ended             Ended            Ended            Ended              Ended
                                               03/31/2005          12/31/04         9/30/04          6/30/04            3/31/04

NET OPERATING PROFIT AFTER TAXES

Net income                                     $    3,573        $   97,262       $   25,543         $ 11,957          $  6,664
Less:
Investment income                                  (5,138)           (3,197)          (2,645)          (2,112)           (2,051)
Tax effect on Investment income (B)                 1,394               991              846              697               677
                                               ----------        ----------       ----------         --------          --------
Net Operating Profit After Taxes               $     (171)       $   95,056       $   23,744         $ 10,542          $  5,290
Trailing Twelve Month Net Operating
  Profit After Taxes                           $  129,171        $  134,632       $  115,576         $ 80,826          $ 73,630

INVESTED CAPITAL

Total assets                                   $1,306,963        $1,344,629       $1,104,169         $985,841          $968,817
Less:
Cash and short term investments                   840,864           713,180          606,087         $539,146           587,649
Current liabilities (non-interest bearing)        207,051           311,433          216,342          132,092           136,079
                                               ----------        ----------       ----------         --------          --------
Invested capital                               $  259,048        $  320,016       $  281,740         $314,603          $245,089
Trailing Twelve Month Invested Capital (A)        284,100           282,288          268,816          260,784           236,584
Return on Invested Capital (C)                         0%               30%               8%               3%                2%
Trailing Twelve Month Return
  on Invested Capital (C)                             45%               48%              43%              31%               31%


(A) Amounts for the trailing twelve months represent averages of the previous four fiscal quarters.
(B) Tax effect represents investment income multiplied by our effective tax rate.
(C) Return on Invested Capital and Trailing Twelve Month Return on Invested
Capital is the percentage of Net Operating Profit After Taxes to Invested
Capital, and the percentage of Trailing Twelve Month Net Operating Profit After
Taxes to Trailing Twelve Month Invested Capital, respectively.